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                                                                   EXHIBIT 10.22

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT
                    ----------------------------------------

     THIS AMENDMENT (this "Amendment") made as of February 11, 2002 by and between COMMUNITY DISTRIBUTORS, INC. ("Borrower") and PNC BANK, NATIONAL ASSOCIATION ("Lender").

                               B A C K G R O U N D

     Lender and Borrower are parties to that certain Loan and Security Agreement dated as of October 16, 1997 (as amended to date, the "Loan Agreement") by which Lender established for Borrower a Revolving Loan Facility. Lender and Borrower desire to amend the Loan Agreement in the manner hereinafter set forth. All capitalized terms used in this Amendment but which are not defined herein shall have the respective meanings given thereto in the Loan Agreement. Except to the extent otherwise set forth herein to the contrary, all of the terms hereof are effective as of the date hereof.

     NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

     1. REVOLVING LOAN LIMIT. Section 2.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               (b) DEFINITION OF REVOLVING LOAN LIMIT. Through but not including the Step-Up Date (as hereinafter defined) and again on and after the Step-Up Expiration Date (as hereinafter defined), Borrower's Revolving Loan Limit shall be the lesser of $30,000,000 or the sum of the following:

                    (i) 85% of the Net Amount of Qualified Accounts; PLUS

                    (ii) the Inventory Sublimit.

          On and after the Step-Up Date and through but not including the Step-Up Expiration Date, Borrower's Revolving Loan Limit shall be the lesser of $35,000,000 or the sum of the following:

                    (i) 85% of the Net Amount of Qualified Accounts; PLUS ----

                    (ii) the Inventory Sublimit; PLUS

                    (iii) the Over Formula Amount.

          As used above:

                          (i) "Step-Up Date" means the date on which both of the following conditions have been met: (A) the Borrower has requested that Lender's maximum commitment be increased to $35,000,000 (it being acknowledged by the parties that Borrower has no obligation to make such request) and (B) Lender is satisfied that Borrower has met the Special Advance Condition (as defined in Section 8.5 hereof);

                          (ii) "Step-Up Expiration Date" means the first to occur of August 11, 2003 or the date which is 270 days after the Step-Up Date";


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                          (iii) "Over Formula Amount" means $5,000,000.

          Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem necessary or appropriate in its reasonable credit judgment, against the amount of Revolving Credit Loans which Borrower may otherwise request under this
          Section 2.1, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) amounts owing by Borrower to any person to the extent secured by a lien on (including a landlord's lien which is neither subordinated nor waived on terms reasonably satisfactory to Lender provided that no default by Borrower exists under the applicable lease) Qualified Accounts or Qualified Inventory; and (v) such other matters, events, conditions or contingencies as to which Lender, in its reasonable credit judgment, determines reserves should be established from time to time hereunder.

     2. SPECIAL ADVANCE CONDITION. There is hereby added a Section 8.5 to
Section 8 of the Loan Agreement, as follows:

               "8.5. SPECIAL ADVANCE CONDITION. Notwithstanding Section 2.1(b) hereof to the contrary, in no event will outstanding Revolving Loans in excess of the Indenture Limit (as hereinafter defined) be available unless and until Lender is satisfied that Revolving Loans in excess of such Indenture Limit are permitted by the terms of the Indenture, such as by reason of further amendment to the Indenture or by reason of repayment/redemption by Borrower of all of the 10-1/4% Senior Notes issued thereunder. Lender agrees to give Borrower prompt written notice at such time as Lender is satisfied as aforesaid that Borrower has satisfied the Special Advance Condition set forth in this Section 8.5. As used herein, "Indenture Limit" means the maximum aggregate amount of "Permitted Indebtedness" which Borrower may incur under the terms of subparts (b) and (d) of the definition of "Permitted Indebtedness" in Section 1.1 of the Indenture. Borrower represents to Lender as of February 11, 2002 the present Indenture Limit, after taking into account Permitted Indebtedness owing to others, is $25,000,000."

     3. REPURCHASE OF 10-1/4% SENIOR UNSECURED NOTES. In addition to other permitted uses of Revolving Loan advances set forth in the Loan Agreement, Revolving Loan advances of up to the Repurchase Limit (as hereinafter defined) may be used by Borrower to repurchase Borrower's 10-1/4% Senior Unsecured Notes, provided that after giving effect to any such repurchase Availability shall not be less than $5,000,000. "Repurchase Limit" means $15,000,000 through but not including the date on which the Special Advance Condition specified in Section 2 hereof has been met, and $20,000,000 thereafter.

     4. REVOLVING LOAN TERMINATION DATE. The Revolving Loan Termination Date shall be the earlier of: (i) the payment in full by Borrower of all Obligations and the termination of all lending commitments of Lender under the Loan Agreement; (ii) April 16, 2004 IN THE EVENT all of Borrower's 10-1/4% Senior Unsecured Notes have not as of then been fully repurchased or refinanced under terms satisfactory to Lender; or (iii) January 31, 2005. This definition shall replace the definition of Revolving Loan Termination Date in Section 1.1 of the Loan Agreement.

     5. INTEREST ON OVER FORMULA AMOUNT. Principal of Revolving Loans outstanding solely due to availability established by the Over Formula Amount will bear interest at one (1) percentage point above the rate otherwise applicable to Revolving Loan advances under the terms of the Loan Agreement.

     6. QUALIFIED INVENTORY. Subsection 2.1 (c)(v)(D) of the Loan Agreement is hereby amended and restated in its entirety as follows:


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               "Only 75% of Borrower's prescription drug Inventory shall
               constitute Qualified Inventory as of any date".

     7. REDUCTION OF REVOLVING LOAN LIMIT. There is hereby added a Subsection 2.1(d) to Section 2 of the Loan Agreement as follows:

               "(d) REDUCTION OF REVOLVING LOAN LIMIT. Borrower shall have the right at any time and from time to time on five (5) Banking Days prior written notice to Lender but not more often then once per calendar month to reduce, in whole or in part, the Revolving Loan Limit, whereupon the Revolving Loan Limit shall be permanently reduced by the amount specified in such notice."

     8. BREAKAGE FEE. Section 2.10 of the Loan Agreement is hereby amended and restated in its entirety as follows:

               "In the event Borrower repays all Obligations prior to February 10, 2004 with the intent of terminating the Revolving Loan facility created hereby, including by reason of Borrower's choice to obtain replacement financing from an alternative lender, Borrower shall, except as next noted, pay to Lender together therewith a breakage fee in the amount of the Applicable Breakage Fee (as hereinafter defined). No breakage fee shall, however, be payable if repayment of the Obligations (i) is made in connection with and by reason of a Change of Control or sale of substantially all of Borrower's assets or stock, (ii) is effected solely from the proceeds of any equity offering hereafter made or
               (iii) is at the Lender's request. As used herein, "Applicable Breakage Fee" means one percent (1%) if such prepayment occurs on or after the date hereof through and including February 11, 2003, and one-half of one percent (.5%) if such prepayment occurs on or after February 12, 2003 through or including February 11, 2004, in each case measured against the daily average Breakage Fee Calculation Amount (as next defined) over the period commencing February 11, 2002 through but not including the date of such prepayment, and "Breakage Fee Calculation Amount" means the applicable dollar maximum on any given date of the Revolving Loan Limit (i.e. $30,000,000 and $35,000,000) or, for each day until the Special Advance Condition is met, $25,000,000, or such lesser amount to which Borrower may reduce the Revolving Loan Limit pursuant to Subsection 2.1(d) hereof."

     9. COMMITMENT FEE. Concurrently herewith and as a condition to the effectiveness hereof, Borrower shall pay to Lender a non-refundable Commitment Fee of $250,000.

     10. REPRESENTATIONS AND WARRANTIES. Section 4.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

               "(a) There has been no material adverse change in the Borrower's financial condition since the date of the annual financial statements for the fiscal year ended July 28, 2001 provided by Borrower to Lender.

               (b) Borrower is paying its debts as they become due, and Borrower has capital and assets sufficient to carry on its business."

     11. MODIFICATION OF INDENTURE. Section 6.18 of the Loan Agreement is hereby amended and restated in its entirety as follows:

               "Redeem, repurchase or make any payments of principal on account of the Senior Unsecured Debt unless concurrently therewith all Obligations are repaid in full and


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               Lender's lending commitment hereunder is terminated, or modify or amend the Indenture in any material respect without Lender's prior written consent, which consent Lender agrees not to unreasonably withhold. For the avoidance of doubt, the Borrower shall be permitted, without the consent of the Lender to repurchase the 10-1/4% Senior Unsecured Notes not in excess of the Repurchase Limit, as defined in the Amendment dated as of February 11, 2002, to amend or modify the Indenture to permit the Borrower to incur additional indebtedness and to amend any covenant or Event of Default (as defined in the Indenture) to make such covenant or Event of Default less restrictive to the Borrower as determined by the Borrower in good faith."

     12. MISCELLANEOUS.

         (a) CONSTRUCTION. The provisions of this Amendment shall be in addition to those of the Loan Agreement, all of which shall be construed as integrated and complementary to each other. In the event of any express inconsistency between the terms hereof and those contained in the Loan Agreement, the terms hereof shall control. Except as modified by the terms hereof, all terms and provisions of the Loan Agreement remain unchanged and in full force and effect.

         (b) BINDING EFFECT; ASSIGNMENT AND ENTIRE AGREEMENT. This Amendment shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. This Amendment, together with the Loan Agreement, constitutes the entire agreement among the parties relating to the subject matter thereof.

         (c) WAIVER OF JURY TRIAL. BORROWER AND LENDER IRREVOCABLY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AMENDMENT, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AMENDMENT, OR THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

         (d) EXPENSES. In addition to all other expense reimbursement obligations of the Borrower contained in the Loan Agreement, Borrower will reimburse Lender for all costs and expenses, including reasonable attorneys' fees, incurred by Lender in the negotiation, preparation and consummation of this Amendment and the documents to be delivered pursuant thereto.

         (e) REAFFIRMATION. Borrower ratifies and reaffirms all of its obligations to Lender and agrees that the same are owing without set-off, counterclaim or other defense of any nature. BORROWER SPECIFICALLY RATIFIES AND REAFFIRMS ALL CONFESSION OF JUDGMENT AND WAIVER OF JURY TRIAL PROVISIONS SET FORTH IN THE LOAN AGREEMENT.

     13. COUNTERPARTS. This Amendment may be executed in counterparts, each which shall be deemed to be an original but all of which together shall constitute but one and the same instrument.


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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                               PNC BANK, NATIONAL ASSOCIATION

                                               By:  /S/ CRAIG T. SHEETZ
                                                    -------------------
                                                        Craig T. Sheetz
                                                        Vice President


                                               COMMUNITY DISTRIBUTORS, INC.

                                               By:  /S/ TODD H. PLUYMERS
                                                    ----------------------
                                                        Todd H. Pluymers
                                                        Chief Financial Officer

                                               Attest:  /S/ FRANK MARFINO
                                                        ----------------------
                                                            Frank Marfino
                                                            President & CEO